CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement of V-ONE Corporation on Form S-8 (File No. 333- ) of our report dated March 13, 1998, on our audits of the financial statements of V-ONE Corporation as of December 31, 1996 and 1997 and for each of the three fiscal years in the period ended December 31, 1997, which report appears on Page 37 of the V-ONE Corporation 1997 Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand L.L.P.
                                        -----------------------------------


McLean, Virginia
May 15, 1998